UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  March 14, 2006

_______________________________________________________________________

LEE ENTERPRISES, INCORPORATED

(Exact name of Registrant as specified in its charter)

_______________________________________________________________________

Commission File Number 1-6227

Delaware (State of Incorporation)	42-0823980 (I.R.S. Employer Identification No.)

201 N. Harrison Street, Davenport, Iowa 52801

(Address of Principal Executive Offices)

(563) 383-2100

Registrant’s telephone number, including area code

_____________________________________________________________________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On March 14, 2006, Lee Enterprises, Incorporated (the “Company”) issued a News Release announcing the retirement of James W. Hopson, a Vice-President – Publishing of the Company, effective December 31, 2006. At or prior to his retirement Mr. Hopson will resign from his positions as a Vice-President – Publishing of the Company and as an officer and director of Madison Newspapers, Inc., which operates under the trade name Capital Newspapers, and Publisher of the Wisconsin State Journal A copy of this News Release is furnished as an exhibit to this Form 8-K.

Item 9.01	Financial Statements and Exhibits.
(c)	Exhibits

99.1       Lee Enterprises, Incorporated News Release announcing the retirement of James W. Hopson, Vice-President - Publishing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

LEE ENTERPRISES, INCORPORATED

Date: March 17, 2006	By:	/s/Carl G. Schmidt
Carl G. Schmidt
Vice President, Chief Financial Officer,
and Treasurer

INDEX TO EXHIBITS

Exhibit No.	Description

99.1	Lee Enterprises, Incorporated News Release announcing the retirement of James W. Hopson, Vice-President - Publishing.

EXHIBIT 99.1 - News Release

201 N. Harrison St.
Davenport, IA 52801-1939
www.lee.net

  NEWS RELEASE

 Lee Enterprises publishing VP announces plans to retire

MADISON, Wis. (March 14, 2006) — James W. Hopson, Lee Enterprises, Incorporated (NYSE: LEE) vice president for publishing and publisher of the Wisconsin State Journal, announced today that he plans to retire at the end of the calendar year.

“I’ve been very fortunate to work for Lee and I’m very proud of what we’ve accomplished in Madison, but there are a number of things my wife and I want to do while we’re healthy enough to enjoy them,” he said. “On one hand I’m excited about having the time and freedom to pursue things I’ve deferred for many years, but on the other I will very much miss working alongside the talented, dedicated people here and contributing to the growth of this terrific company.”

Mary Junck, Lee chairman and chief executive officer, said a search for a successor will begin immediately.

“Jim is a wonderful person – smart, innovative and caring – and people from throughout our company will miss both his leadership and fellowship,” she said. “He has been a key leader in Lee, responsible not only for the Wisconsin State Journal but also for nine other daily newspapers in Wisconsin and Minnesota. As a member of Lee’s top executive team, he also has filled significant company-wide roles in strategic planning and integration of new properties. We wish Jim and his wife, Julie, great happiness in their well-earned retirement.”

Hopson also is chairman of Capital Newspapers, which is jointly owned by Lee and The Capital Times Co. Before joining Lee in 2000, he was vice president of Thomson for Ohio operations, as well as president and chief executive officer for Thomson’s Central Ohio Strategic Marketing Group. Before that, he was president of Community Newspaper Company, president of the News-Transcript Group and publisher of the Metrowest Daily News, all in Massachusetts; publisher of The Press of Atlantic City; general manager of the Corpus Christi Caller-Times, and circulation director of the Des Moines Register.

He has been involved in many community and industry activities. He is currently a director of the Audit Bureau of Circulations, the United Way of Dane County, the Greater Madison Chamber of Commerce, the Madison Art Center and the Access Community Health Centers. He has a degree in journalism from the University of Missouri and an MBA from Harvard University. He and his wife have two sons and a daughter.

Lee is a premier publisher of newspapers in midsize markets, with 52 dailies and a joint interest in six others through Madison Newspapers Inc., a rapidly growing online business and more than 300 weekly newspapers and specialty publications in 23 states. Lee's newspapers have circulation of 1.7 million daily and 1.9 million Sunday, reaching more than four million readers daily, and its weekly publications have distribution of more than 4.5 million households. Lee's newspapers include such diverse markets as Napa, Calif.; Bloomington, Ill.; Billings, Mont.; Escondido, Calif.; Madison, Wis.; and St. Louis, Mo. Lee is based in Davenport, Iowa, and its stock is traded on the New York Stock Exchange under the symbol LEE. For more information about Lee Enterprises, please visit www.lee.net.

Photo: http://www.lee.net/newsphoto/james_hopson.jpg

Contact: Dan.Hayes@Lee.net, (563) 383-2163